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                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS),
                SERIES C 8 1/2% CONVERTIBLE PREFERENCE STOCK AND
                  SERIES D 8 1/2% CONVERTIBLE PREFERENCE STOCK

                                       OF

                             THE TURNER CORPORATION
                                       AT

                     $28.625 NET PER SHARE OF COMMON STOCK,
   $4,770.8333 NET PER SHARE OF SERIES C 8 1/2% CONVERTIBLE PREFERENCE STOCK
                                      AND
    $4,293.75 NET PER SHARE OF SERIES D 8 1/2% CONVERTIBLE PREFERENCE STOCK

                                       BY

                             BETA ACQUISITION CORP.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                  HOCHTIEF AG

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 17, 1999, UNLESS THE OFFER IS EXTENDED.

To Our Clients:                                                  August 20, 1999

     Enclosed for your consideration are an Offer to Purchase, dated August 20, 1999 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively, constitute the "Offer") in connection with the offer by Beta Acquisition Corp., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of HOCHTIEF AG, a corporation organized under the laws of Germany ("Parent"), to purchase (i) all the issued and outstanding shares of common stock, par value $1.00 per share ("Company Common Stock"), of The Turner Corporation, a Delaware corporation (the "Company"), including the associated rights (the "Rights") issued pursuant to the Rights Agreement, dated as of September 21, 1998, between the Company and First Chicago Trust Company of New York, and (ii) all the issued and outstanding shares of (A) Series C 8 1/2% Convertible Preference Stock, par value $1.00 per share, of the Company ("Series C Preferred Stock"), and (B) Series D 8 1/2% Convertible Preference Stock, par value $1.00 per share, of the Company ("Series D Preferred Stock" and, together with the Series C Preferred Stock, the "Company Preferred Stock"), at a price of $28.625 per share of Company Common Stock, $4,770.8333 per share of Series C Preferred Stock and $4,293.75 per share of Series D Preferred Stock, in each case, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase. We are (or our nominee is) the holder of record of shares of Company Common Stock and/or shares of Company Preferred Stock (such shares of Company Common Stock and Company Preferred Stock being hereinafter collectively referred to as "Shares") held for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENDORSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.
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     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

YOUR ATTENTION IS INVITED TO THE FOLLOWING:

          1. The tender price is $28.625 per share of Company Common Stock, $4,770.8333 per share of Series C Preferred Stock and $4,293.75 per share of Series D Preferred Stock, in each case, net to you in cash. The price per share of Company Preferred Stock was determined by multiplying $28.625, the offer price per share of Company Common Stock, by the number of shares of Company Common Stock into which each Company Preferred Stock is convertible (the "Preferred Stock Conversion Ratio") under the applicable certificate of designation of such Company Preferred Stock. Currently, each share of Series C Preferred Stock is convertible into 166 2/3 shares of Company Common Stock and each share of Series D Preferred Stock is convertible into 150 shares of Company Common Stock. In the event that the Company takes any action that causes the Preferred Stock Conversion Ratio to change, Purchaser may (subject to the provisions of the Merger Agreement) make such adjustments to the purchase price for each share of Company Preferred Stock as it deems appropriate to reflect such change in the Preferred Stock Conversion Ratio.

          2. The Offer is being made for all outstanding Shares.

          3. The Board of Directors of the Company has unanimously determined that each of the Offer and the Merger is fair to, and in the best interests of, the stockholders of the Company and recommends that the stockholders accept the Offer and tender their Shares pursuant to the Offer.

          4. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 17, 1999, UNLESS THE OFFER IS EXTENDED.

          5. The Offer is conditioned upon, among other things, (i) there having been validly tendered and not withdrawn prior to the expiration of the Offer at least the number of shares of Company Common Stock and shares of Company Preferred Stock (determined as if shares of Company Preferred Stock had been converted into shares of Company Common Stock) that when added to the Shares already owned by Parent shall constitute two-thirds of the then outstanding shares of Company Common Stock on a fully diluted basis, and
     (ii) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired or been terminated.

          6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                 ALL OUTSTANDING SHARES OF COMPANY COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS),
                SERIES C 8 1/2% CONVERTIBLE PREFERENCE STOCK AND
                  SERIES D 8 1/2% CONVERTIBLE PREFERENCE STOCK

                                       OF

                             THE TURNER CORPORATION

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 20, 1999, and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Beta Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of HOCHTIEF AG, a corporation organized under the laws of Germany, to purchase (i) all the issued and outstanding shares of common stock, par value $1.00 per share ("Company Common Stock"), of The Turner Corporation, a Delaware corporation (the "Company"), including the associated rights (the "Rights") issued pursuant to the Rights Agreement, dated as of September 21, 1998, between the Company and First Chicago Trust Company of New York, and (ii) all the issued and outstanding shares of (A) Series C 8 1/2% Convertible Preference Stock, par value $1.00 per share, of the Company ("Series C Preferred Stock") and (B) Series D 8 1/2% Convertible Preference Stock, par value $1.00 per share, of the Company ("Series D Preferred Stock" and, together with the Series C Preferred Stock, the "Company Preferred Stock") (such shares of Company Common Stock and Company Preferred Stock being hereinafter collectively referred to as "Shares").

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     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:           , 1999

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                        NUMBER OF SHARES TO BE TENDERED:

 ----------------------------------- Common Shares*

 -------------------------- Series C Preferred Shares*

 -------------------------- Series D Preferred Shares*
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                                   SIGN HERE

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                                  Signature(s)

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                          Please type or print names(s)

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                          Please type or print address

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                         Area Code and Telephone Number

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                Taxpayer Identification or Social Security Number

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*   Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
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